Exhibit 10.22
AMENDED AND RESTATED
CHART INDUSTRIES, INC.
2005 STOCK INCENTIVE PLAN
FORM OF
RESTRICTED STOCK UNIT AGREEMENT
(For Non-Employee Directors)
Participant:                                                       Date of Grant:                     , 20
Number of RSUs:
     1. Grant of RSUs. The Company hereby grants the number of restricted stock units (“RSUs”) listed above to the Participant, on the terms and conditions hereinafter set forth. This grant is made pursuant to the terms of the Amended and Restated Chart Industries, Inc. 2005 Stock Incentive Plan (the “Plan”), which Plan, as amended from time to time, is incorporated herein by reference and made a part of this Agreement. Each RSU represents the unfunded, unsecured right of the Participant to receive a Share on the date(s) specified herein. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.
     2. Vesting.
     (a) Subject to the Participant’s continued Employment with the Company, the RSUs shall be one hundred percent (100%) vested on the first anniversary of the Date of Grant.
     (b) (i) If the Participant’s Employment with the Company is terminated for any reason, the RSUs shall, to the extent not then vested, be forfeited by the Participant without consideration.
          (ii) Notwithstanding the foregoing, if the Participant’s Employment with the Company is terminated as a result of the Participant’s death or Disability, the RSUs shall, to the extent not then vested and not previously forfeited, immediately become fully vested.
     (c) Notwithstanding any other provisions of this Agreement to the contrary, in the event of a Change in Control, the RSUs shall, to the extent not then vested and not previously forfeited, immediately become fully vested as contemplated by Section 9(b) of the Plan.
     3. Form and Timing of Issuance or Transfer.
     (a) The Company shall issue or cause there to be transferred to the Participant, on [the earli[er][est] of] the ___anniversary of the Date of Grant [[or][,] the first day of January following the Participant’s separation from service with the Board [or] the date of the occurrence of a “change in ownership or effective control” (as defined under Section

409A of the Code) of the Company1 (the “Delivery Date”), a number of Shares equal to the aggregate number of RSUs granted to the Participant under this Agreement.
     (b) Upon each issuance or transfer of Shares in accordance with Section 3(a) of this Agreement, a number of RSUs equal to the number of Shares issued or transferred to the Participant shall be extinguished.
     4. Dividends. If on any date while RSUs are outstanding hereunder the Company shall pay any cash dividend on the Shares (with a record date after the Date of Grant), the Participant shall be entitled to receive, on the Delivery Date, a cash payment equal to the product of (a) the number of RSUs held by the Participant as of the related dividend record date, multiplied by (b) the per Share amount of such cash dividend. In the case of any dividend declared on Shares (with a record date after the Date of Grant) that is payable in the form of Shares, the Participant shall be granted, as of the Delivery Date, a number of Shares (rounded down to the next whole Share) equal to the product of (x) the aggregate number of RSUs that have been held by the Participant through the related dividend record date, multiplied by (y) the number of Shares (including any fraction thereof) payable as a dividend on a Share.
     5. Adjustments Upon Certain Events. The Committee shall make certain substitutions or adjustments to any RSUs subject to this Agreement pursuant to Section 9(a) of the Plan, but without duplicating the value of any cash or additional Shares the Participant shall be entitled to receive under Section 4 hereof.
     6. No Right to Continued Employment. The granting of RSUs evidenced by this Agreement shall impose no obligation on the Company or any Affiliate to continue the Employment of the Participant and shall not lessen or affect the Company’s or its Affiliate’s right to terminate the Employment of such Participant.
     7. No Rights of a Shareholder. The Participant shall not have any rights as a shareholder of the Company until the Shares in question have been registered in the Company’s register of shareholders.
     8. Legend on Certificates. Any Shares issued or transferred to the Participant pursuant to Section 3 of this Agreement shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable federal or state laws or relevant securities laws of the jurisdiction of the domicile of the Participant, and the Committee may cause a legend or legends to be put on any certificates representing such Shares to make appropriate reference to such restrictions.
     9. Transferability. RSUs may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any purported assignment, alienation, pledge, attachment,

[1]	Insert first anniversary in the event no deferral election is made or the applicable date or dates as reflected in the director’s deferral election.

sale, transfer or encumbrance not permitted by this Section 9 shall be void and unenforceable against the Company or any Affiliate.
     10. Notices. Any notice under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the records of the Company or its Affiliates for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.
     11. Withholding. The Participant may be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any issuance or transfer due under this Agreement or under the Plan or from any compensation or other amount owing to the Participant, applicable withholding taxes with respect to any issuance or transfer under this Agreement or under the Plan and to take such action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such withholding taxes.
     12. Choice of Law. THE INTERPRETATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.
     13. RSUs Subject to Plan. By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. All RSUs are subject to the Plan. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.
     14. Modifications. Notwithstanding any provision of this Agreement to contrary, the Company reserves the right to modify the terms and conditions of this Agreement including, without limitation, the timing or circumstances of the issuance or transfer of Shares to the Participant hereunder, to the extent such modification is determined by the Company to be necessary to comply with applicable law or preserve the intended deferral of income recognition with respect to the RSUs until the issuance or transfer of Shares hereunder.
     15. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
     14. Compliance with Section 409A of the Code. Notwithstanding any other provisions of this Agreement or the Plan, the RSUs shall not be deferred, accelerated, extended, paid out or modified in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon the Participant. In the event it is reasonably determined by the Committee that, as a result of Section 409A of the Code, the transfer of Shares under this Agreement may not be made at the time contemplated hereunder without causing the Participant to be subject to taxation under Section 409A of the Code, the Company will make such payment on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

CHART INDUSTRIES, INC.
By:

PARTICIPANT
By: